  Exhibit 99.1
SANUWAVE HEALTH REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

SUWANEE, GA, May 18, 2020 - SANUWAVE Health, Inc. (OTCQB:SNWV) reported financial results for the quarter ended March 31, 2020 with the SEC on Friday, May 15, 2020. The Company will also host a conference call today, May 18, 2020, at 10:00 a.m. Eastern Time.

Highlights from the quarter:

●
Launched dermaPACE® System solutions to treat patients in a home setting. Initial 10 sites successfully targeted for implementation.
●
Placements have begun in “Open States” in earnest as of last week. Backlog for placements continues to grow for when open activity resumes, everywhere.
●
Entered into an agreement to place dermaPACE® Systems with Mobile Health Systems (MHS), a business recently launched by former SANUWAVE President Shri Parikh.
●
Implemented roughly $200,000 in monthly expense savings during May.
●
PPP expected to be received by the end of May/early June.
●
Entered into an exclusive worldwide license agreement for NanoVibronix’s surface acoustic wave ultrasound technology, in the wound care market.
●
Successfully filed a patent for use of shockwaves to treat respiratory ailments including viral infections such as COVID-19, Chronic Obstructive Pulmonary Disease (COPD), Cystic Fibrosis, Idiopathic Pulmonary Fibrosis (IPF), Pneumonia, and Bronchitis.
●
Submitted a grant proposal to the NIH (National Institute of Health) for Phase 1 funding to explore shockwave pre-clinical research in the area of respiratory ailments, specifically on the treatment of COVID-19 and its debilitating health effects.
●
Gave a grant proposal pitch to the NSF (National Science Foundation) for the use of shockwaves in the COVID-19 treatment. SANUWAVE was incited to submit a full-proposal on the subject for Phase 1 funding, which will be done at the beginning of June.
●
Will host conference call Thursday May 28 to review new strategic initiatives

“The pandemic is impacting all medical businesses, including SANUWAVE. We are adapting quickly as a company by listening to and meeting our customer’s needs. The global wound market does not stop just because a pandemic is in place, but how and where those patients can be treated needs to adjust. The bulk of diabetic foot ulcer (DFU) patients will still be treated and are currently being treated in the wound care centers, but many patients will need to be treated with a new paradigm, which dermaPACE® can address. The first quarter was disappointing from a revenue perspective, regardless of the pandemic, so the leadership team has taken some restructuring efforts to improve how we do business. These changes were implemented during April and May and should show great signs of improvement during the remainder of the second quarter and through out 2020. These changes coupled with certain markets opening up give us more hope of returning to a better normality for placements and a focus on revenue per site. We also implemented cost savings to provide a longer runway to reach profitability later this year.” stated Kevin Richardson, CEO.

COVID-19 Business Update

Our top priority is the safety and well being of our employees, along with the clinicians and medical communities they serve. We have opened our office in Suwanee, GA with social distancing and safety measures in place and continue to monitor the guidelines. We have also continued a work from home schedule for employees, as needed, unless asked to participate at a client site for training, install or treatment assistance. Many hospitals are not allowing sales representatives to enter the premises and many patients are being asked to stay home. This is having an impact on our procedures and placements in 2020 and is expected to continue until restrictions at the hospital level begin to open up again. SANUWAVE has begun to see placements pick up in the past week for the first time in several weeks, as new installations occurred in the Southeast Region where the states have eased restrictions. International orders have also been picking up in the past weeks as restrictions are lifted. The diabetic foot ulcer (DFU) patient doesn’t not go away, their ailment, actually gets worse when not treated. Our team is also continuing to build the back log of future placements.

In our dosage clinical study from Poland, after an interruption of few weeks, the patients started to come back for the dermaPACE® System treatments in increased numbers when compared to pre COVID-19 crisis, which is an indication of the great results that we see in this study and the level of trust that our patients have in the dermaPACE® System treatments,

In light of the inability for certain patients to receive care in a hospital or outpatient-based setting, SANUWAVE Health was quick to deploy our Home Health dermaPACE® Mobile System treatments. We are launching with 10 current customers and will begin treating patients during May. The dermaPACE® Mobile System is a unique advanced care modality that can be transported and brought into the home setting, unlike a hyperbaric machine or other surgical procedures. Our customers are looking for ways to treat their patients and also generate revenue to support their staffing levels. SANUWAVE’s mobile model meets the needs of our customers. This new revenue channel will incorporate telemedicine to help during the covid-19 pandemic, but also for the future of the wound industry.

SANUWAVE is encouraged that demand is beginning to show signs of life, but implemented a series of cost savings initiatives, which were implemented in early May. The cost savings covered a voluntary expense reduction, specifically targeting senior management, eliminating travel and entertainment (T&E), and tradeshows, cutting outside consultants and advisors, and streamlining many internal processes. These savings have reduced our monthly burn by roughly $200,000. At the same time the sales and account management team re-focused their efforts on driving the metric of revenue per account. This involved re-educating many sites on proper billing techniques and data/claims collection to improve our revenue. This effort began in March and we are seeing the early success of these efforts in the second quarter. As a new device with a brand-new tracking reimbursement code, SANUWAVE under-estimated the educational curve needed to ensure proper training and coding by the offices using our dermaPACE® Systems. The process changes being implemented will improve site revenue and SANUWAVE’s revenue on a go-forward basis. Lastly, our company has been notified by our bank that we will be receiving our Paycheck Protection Program (PPP) request in the near future, providing extra liquidity while we begin the recovery process.

SANUWAVE is also partnering with former SANUWAVE Health president Shri Parikh, who is launching a mobile solution to wound care and other treatments in the patient’s home setting. Mobile Health Systems (“MHS”) will deliver wound treatments in a mobile unit, which will go to the patient’s place of residence and treat them in the respective mobile unit. MHS has partnered with other wound care companies as well. We are excited to partner with MHS and we are confident MHS will be an extremely successful venture, which SANUWAVE can grow with in the future, as MHS enters new regions around the country.

First Quarter Financial Results

Revenues for the three months ended March 31, 2020 were $148,592, compared to $177,963 for the same period in 2019, a decrease of $29,371, or 17%. Revenue resulted primarily from sales in Europe of our orthoPACE® Systems, related applicators and spare parts for refurbishment services performed by our Italian distributor. The decrease in revenue for 2020 is primarily due to lower upfront international distribution fees, as compared to the prior year. This is partially offset by higher sales of spare parts for refurbishment of applicators.

Operating expenses for the three months ended March 31, 2020 were $2,855,544, compared to $1,944,542 for the same period in 2019, an increase of $911,002, or 47%. Research and development expenses increased by $25,752. The increase was due to higher salary and related costs as a result of hiring temporary employee and costs of Poland clinical trial started in April 2019. Selling and marketing expenses increased by $449,767, or 285%. The increase in sales and marketing expenses was due to an increase in hiring of clinical account managers and salespeople, increased travel expenses for placement and training related to the commercialization of dermaPACE® Systems and increased commissions. General and administrative expenses increased $390,816, or 26%. The increase was due to engagement of specialists to assist with distribution partner searches, increase in legal and consulting fees related to merger and acquisition opportunities and increased director and officer insurance which was partially offset by lower investor relations costs and lower travel costs. In May we implemented expense savings which lower our monthly expense burden by roughly $200,000. The expenses eliminated were salaries, lower wages, outside consultants, T&E, tradeshows, and marketing expenses.

Net loss for the three months ended March 31, 2020 was $3,001,148, or ($0.01) per basic and diluted share, compared to a net loss of $ 2,197,317, or ($0.01) per basic and diluted share, for the same period in 2019, a decrease in the net loss of $803,830, or 37%.

Conference Call

The Company will host a conference call Monday, May 18, 2020, beginning at 10AM Eastern Time to discuss the first quarter of 2020 financial results, provide a business update and answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 844-369-8770 (U.S.) or 862-298-0840 (international) or via webcast at https://www.webcaster4.com/Webcast/Page/2249/34890.

A replay of the conference call will be available beginning two hours after its completion through May 25, 2020, by dialing 877-481-4010 (U.S.) or 919-882-2331 and entering replay passcode 34890 and a replay of the webcast will be available at https://www.webcaster4.com/Webcast/Page/2249/34890 until August 18, 2020.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.SANUWAVE.com) is a shockwave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented Pulsed Acoustic Cellular Expression (PACE®) technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE® System, is US FDA cleared for the treatment of Diabetic Foot Ulcers.  The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® Systems in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shockwave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
CEO and Chairman of the Board
978-922-2447
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2020	2019
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$1,346,892	$1,760,455
Accounts receivable, net of allowance for doubtful accounts	103,611	75,543
Inventory	518,767	542,955
Prepaid expenses and other current assets	229,519	125,405
TOTAL CURRENT ASSETS	2,198,789	2,504,358

PROPERTY AND EQUIPMENT, net	591,485	512,042

RIGHT OF USE ASSETS, net	283,456	323,661

OTHER ASSETS	43,096	41,931
TOTAL ASSETS	$3,116,826	$3,381,992

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,116,372	$1,439,413
Accrued expenses	1,176,235	1,111,109
Accrued employee compensation	1,741,816	1,452,910
Contract liabilities	555,208	66,577
Operating lease liability	176,397	173,270
Finance lease liability	159,789	121,634
Advances from related parties	16,000	18,098
Line of credit, related parties	214,505	212,388
Accrued interest, related parties	2,042,541	1,859,977
Short term notes payable	323,249	587,233
Notes payable, related parties, net	5,372,743	5,372,743
TOTAL CURRENT LIABILITIES	12,894,855	12,415,352

NON-CURRENT LIABILITIES
Contract liabilities	61,938	573,224
Operating lease liability	139,333	185,777
Finance lease liability	332,641	271,240
TOTAL NON-CURRENT LIABILITIES	533,912	1,030,241
TOTAL LIABILITIES	13,428,767	13,445,593

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK, SERIES C CONVERTIBLE, par value $0.001,
90 designated; 90 shares issued and outstanding in 2020	2,250,000	-

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000
shares authorized; 6,175 and 293 shares designated Series A and	-	-
Series B, respectively; none issued and outstanding in 2020 and
2019, respectively

COMMON STOCK, par value $0.001, 350,000,000 shares authorized;
297,663,672 and 293,780,400 issued and outstanding in 2020 and
2019, respectively	297,664	293,781

ADDITIONAL PAID-IN CAPITAL	115,951,907	115,457,808

ACCUMULATED DEFICIT	(128,754,104)	(125,752,956)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(57,408)	(62,234)
TOTAL STOCKHOLDERS' DEFICIT	(12,561,941)	(10,063,601)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	$3,116,826	$3,381,992

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2020	2019

REVENUES
Product	$74,559	$64,565
License fees	10,000	106,250
Other revenue	64,033	7,148
TOTAL REVENUES	148,592	177,963

COST OF REVENUES
Product	78,915	65,112
Other	9,962	28,741
TOTAL COST OF REVENUES	88,877	93,853

GROSS MARGIN	59,715	84,110

OPERATING EXPENSES
Research and development	286,754	261,002
Selling and marketing	607,850	158,083
General and administrative	1,907,917	1,517,100
Depreciation	53,023	8,357
TOTAL OPERATING EXPENSES	2,855,544	1,944,542

OPERATING LOSS	(2,795,829)	(1,860,432)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	-	32,359
Interest expense	(18,732)	(148,261)
Interest expense, related party	(182,564)	(219,687)
Loss on foreign currency exchange	(4,023)	(1,296)
TOTAL OTHER INCOME (EXPENSE), NET	(205,319)	(336,885)

NET LOSS	(3,001,148)	(2,197,317)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	4,628	(2,398)
TOTAL COMPREHENSIVE LOSS	$(2,996,520)	$(2,199,715)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding - basic and diluted	296,061,866	157,112,875

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(UNAUDITED)

	Preferred Stock		Common Stock
	Number of		Number of				Accumulated
	Shares		Shares		Additional		Other
	Issued and		Issued and		Paid-	Accumulated	Comprehensive
	Outstanding	Par Value	Outstanding	Par Value	in Capital	Deficit	Loss	Total

Balances as of Janaury 1, 2019	-	$-	155,665,138	$155,665	$101,153,882	$(116,602,778)	$(62,868)	$(15,356,099)
Net loss	-	-	-	-	-	(2,197,317)	-	(2,197,317)
Cashless warrant exercises	-	-	704,108	704	(704)	-	-	-
Proceeds from warrant exercise	-	-	620,000	620	52,580	-	-	53,200
Conversion of short term notes and convertible notes payable	-	-	3,333,334	3,334	263,333	-	-	266,667
Reclassification of warrant liability to equity due to adoption of ASU 2017-11	-	-	-	-	262,339	1,279,661	-	1,542,000
Foreign currency translation adjustment	-	-	-	-	-	-	(2,398)	(2,398)

Balances as of March 31, 2019	-	$-	160,322,580	$160,323	$101,731,430	$(117,520,434)	$(65,266)	$(15,693,947)

Balances as of Janaury 1, 2020	-	$-	293,780,400	$293,781	$115,457,808	$(125,752,956)	$(62,234)	$(10,063,601)
Net loss	-	-	-	-	-	(3,001,148)	-	(3,001,148)
Proceeds from warrant exercise	-	-	1,000,000	1,000	9,000	-	-	10,000
Shares issued for services	-	-	1,000,000	1,000	199,000	-	-	200,000
Stock-based compensation	-	-	-	-	21,900	-	-	21,900
Conversion of short term notes	-	-	1,820,461	1,820	262,164	-	-	263,984
Conversion of advances from related partis	-	-	62,811	63	2,035	-	-	2,098
Foreign currency translation adjustment	-	-	-	-	-	-	4,826	4,826

Balances as of March 31, 2020	-	$-	297,663,672	$297,664	$115,951,907	$(128,754,104)	$(57,408)	$(12,561,941)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,001,148)	$(2,197,317)
Adjustments to reconcile net loss
to net cash used by operating activities
Depreciation	53,023	8,357
Change in allowance for doubtful accounts	83,306	(8,645)
Share-based payment	221,900	-
Gain on warrant valuation adjustment	-	(32,359)
Amortization of operating leases	(3,112)	(1,735)
Accrued interest	2,117	147,028
Interest payable, related parties	182,564	219,687
Changes in operating assets and liabilities
Accounts receivable - trade	(111,374)	103,579
Inventory	24,188	29,436
Prepaid expenses	(104,114)	(71,450)
Due from related parties	-	(1,471)
Other assets	(1,165)	(7,013)
Operating leases	-	44,623
Accounts payable	(323,041)	187,465
Accrued expenses	65,126	64,114
Accrued employee compensation	288,906	236,807
Contract liabilties	(22,655)	(6,657)
NET CASH USED BY OPERATING ACTIVITIES	(2,645,479)	(1,285,551)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,855)	(22,054)
NET CASH USED BY INVESTING ACTIVITIES	(4,855)	(22,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of convertible preferred stock	2,250,000	-
Proceeds from warrant exercise	10,000	53,200
Proceeds from short term note	-	965,000
Advances from related parties	-	26,200
Payments of principal on finance leases	(28,055)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,231,945	1,044,400

EFFECT OF EXCHANGE RATES ON CASH	4,826	(2,398)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(413,563)	(265,603)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,760,455	364,549
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,346,892	$98,946

NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of short term notes payable to equity	$263,984	$266,667

Conversion of advances from related parties to equity	$2,098	$-

Additions to right of use assets from new finance lease liabilities	$127,611	$-

Reclassification of warrant liability to equity	$-	$262,339